Exhibit 10.1

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of July 25, 2024, by and between (i) TRxADE HEALTH, INC., a Delaware corporation (including any successor entity thereto, “MEDS”), and (ii) ______________________ (the “Subject Party”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, on July 25, 2024 (i) MEDS, (ii) MEDS MERGER SUB I, Inc., a Delaware corporation and wholly owned subsidiary of MEDS (“Merger Sub I”), MEDS MERGER SUB II, LLC, a Delaware limited liability company and wholly owned subsidiary of MEDS (“Merger Sub II” and together with Merger Sub I, “Merger Subs”), and Scienture, Inc., a Delaware corporation (the “Company”) entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which: (a) Merger Sub I will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of MEDS (the “Surviving Corporation”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into the Merger Sub II (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub II being the surviving entity of the Second Merger (the “Surviving Entity”), as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the First Effective Time shall be canceled and converted into the right to receive the Merger Consideration, all upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to the Merger Agreement, and in view of the valuable consideration to be received by the Subject Party pursuant to the Merger Agreement, all of the shares of MEDS Common Stock and all of the shares of MEDS Preferred Stock (including, without limitation, the underlying shares of MEDS Common Stock upon conversion and any MEDS Common Stock or such other securities which may be deemed beneficially owned by the Subject Party in accordance with the rules and regulations of the SEC and securities of MEDS which may be issued upon exercise of an option to purchase MEDS Common Stock or warrant or settlement of any equity interests in MEDS) that are currently or hereinafter held by the Subject Party (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), shall become subject to limitations on disposition as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Lock-Up Provisions.

(a) The Subject Party hereby agrees not to, during the period commencing from the date of the Conversion (as defined in the Merger Agreement) and ending on the earliest of (x) one hundred eighty (180) days after the date of the Conversion or (y) the date after the Closing on which MEDS completes a liquidation, merger, stock exchange, or other similar transaction with an unaffiliated third party that results in all of MEDS’s stockholders having the right to exchange their Restricted Securities for cash, securities, or other property (the “Lock-Up Period”):

(i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities,

(ii) enter into any swap, short sale, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities regardless of whether any such transaction described in clause (i) above or this clause (ii) is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise, or

(iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”).

(b) The foregoing shall not apply to the transfer of any or all of the Restricted Securities in connection with any Permitted Transfer; provided, however, that it shall be a condition to such transfer that such transfer complies with the Securities Act, and other applicable law, and that the transferee executes and delivers to MEDS an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to the Subject Party, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transfer” shall mean:

(1) if the Subject Party is a natural person, (A) to any person who is an immediate family member of the Subject Party (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than a first cousin) (a “Family Member”), or to a trust formed for the direct or indirect benefit of the Subject Party or any of the Subject Party’s Family Members, (B) to the Subject Party’s estate, following the death of the Subject Party, by will, intestacy or other operation of Law, (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (D) by operation of Law pursuant to a court order, qualified domestic order or in connection with a divorce settlement or (E) to any partnership, corporation or limited liability company which, directly or indirectly, controls or manages, is controlled or managed by, or is under common control or management with, MEDS, the Subject Party and/or by any such Family Member(s);

(2) if the Subject Party is a corporation, partnership, limited liability company or other entity, (A) to another corporation, partnership, limited liability company or other entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the Subject Party, including investment funds or other entities under common control or management or advisement with the Subject Party (including, for the avoidance of doubt, where the Subject Party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (B) as a distribution or dividend to equity holders, including, without limitation, current or former general or limited partners, members or managers (or to the estates of any of the foregoing), as applicable, of the Subject Party (including upon the liquidation and dissolution of the Subject Party pursuant to a plan of liquidation approved by the Subject Party’s equity holders), (C) as a bona fide gift or a charitable contribution, as such term is described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (D) transfer or dispositions not involving a change in beneficial ownership or (E) with prior written consent of MEDS;

(3) if the Subject Party is a trust, to any grantors or beneficiaries of the trust;

(4) to MEDS or its officers or directors;

(5) a pledge of a portion of the MEDS Common Stock by the Subject Party, in the amounts and as described in Annex A hereto; or

(6) transfers by virtue of the laws of the State of Delaware.

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The Subject Party further agrees to execute such agreements as may be reasonably requested by MEDS that are consistent with the foregoing or that are necessary to give further effect to any Permitted Transfer, and such Permitted Transfer is not for value and each donee, heir, beneficiary or other transferee or distributee shall enter into a written agreement agreeing to be bound by the restrictions contained herein with respect to such Restricted Securities or such other securities that have been so transferred or distributed.

(c) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and MEDS shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose, and shall refuse to record any such purported transfer of the Restricted Securities in the books of MEDS. In order to enforce this Section 1, MEDS may impose stop-transfer instructions with respect to the Restricted Securities of the Subject Party (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

(d) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF JULY 25, 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e) For the avoidance of any doubt, the Subject Party shall retain all of its rights as a stockholder of MEDS during the Lock-Up Period, including the right to vote any Restricted Securities.

(f) The Subject Party hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

(g) The Subject Party understands that if the Merger Agreement is terminated for any reason, the Subject Party shall be released from all obligations under this Agreement. The undersigned understands that MEDS and the Company are proceeding with the Contemplated Transactions in reliance upon this Agreement.

2. Miscellaneous; No Third-Party Beneficiaries.

(a) Effective Date; Termination of Merger Agreement. This Agreement shall be binding upon Subject Party upon Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary, if the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations related to this Agreement.

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(b) Binding Effect; Assignment. This Agreement and all of the provisions herein shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all rights and obligations of a party are personal and may not be transferred or delegated at any time. Notwithstanding the foregoing, MEDS may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale, or otherwise) without obtaining the consent or approval of the Subject Party. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision herein be enforced by, any other person.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Wilmington, Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 2(f). Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(g) Notices. All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service, or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to MEDS, prior to the Closing Date to:

TRxADE Health, Inc.

6308 Benjamin Rd, Suite 708

Tampa, Florida 33634

Attention: Suren Ajjarapu, Chief Executive Officer

Email: suren@rxintegra.com

If to the Company, or to MEDS after the Closing Date to:

Scienture, Inc.

20 Austin Blvd

Commack, NY 11725

Attention: Shankar Hariharan, Ph.D., President and
Chief Executive Officer

Email: shankar.hariharan@scienture.com

with copies to (which shall not constitute notice):

Dykema Gossett PLLC

111 E Kilbourn Ave, Suite 1050

Milwaukee, WI 53202

Attn: Kate Bechen, Andrew Frost

Facsimile No.: (866) 945-9792

Telephone No.: (414) 488-7333

Email: kbechen@dykema.com;

afrost@dykema.com

with copies to (which shall not constitute notice):

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Stephen Davis, Michael R. Patrone

Email: sdavis@goodwinlaw.com; mpatrone@goodwinlaw.com

If to the Subject Party, to: the address set forth below the Subject Party’s name on the signature page to this Agreement.

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of MEDS and the Subject Party. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Authorization on Behalf of MEDS. The parties acknowledge and agree that notwithstanding anything to the contrary contained in this Agreement, any and all determinations, actions, or other authorizations under this Agreement on behalf of MEDS, including enforcing MEDS’s rights and remedies under this Agreement, or providing any waivers with respect to the provisions hereof, shall solely be made, taken, and authorized by majority of the disinterested independent directors of MEDS’s board of directors. In the event that MEDS at any time does not have any disinterested directors, so long as the Subject Party has any remaining obligations under this Agreement, MEDS will promptly appoint one in connection with this Agreement. Without limiting the foregoing, in the event that an affiliate of a Subject Party serves as a director, officer, employee, or other authorized agent of MEDS or any of its current or future affiliates, neither the Subject Party nor its affiliate shall have authority, express or implied, to act or make any determination on behalf of MEDS or any of its current or future affiliates in connection with this Agreement or any dispute or Action with respect hereto.

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(j) Severability. In case any provision in this Agreement shall be held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties will substitute for any invalid, illegal, or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal, and enforceable, the intent and purpose of such invalid, illegal, or unenforceable provision.

(k) Specific Performance. Each party acknowledges that its obligations under this Agreement are unique, recognizes and affirms that, in the event of a breach of this Agreement, money damages will be inadequate and there will be no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the adversely affected party or parties shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security, this being in addition to any other right or remedy available under this Agreement, at law or in equity.

(l) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Agreements. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies or any of the obligations of the parties hereto under any other agreement between a Subject Party and MEDS or any certificate or instrument delivered in connection with the Purchase, and nothing in any other agreement, certificate, or instrument shall limit any of the rights or remedies or any of the obligations under this Agreement.

(m) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(n) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

MEDS:

TRxADE HEALTH INC.

By:
Name:
Title:

{Additional Signatures on the Following Pages}

[Signature Page to Lock-Up Agreement (___________________)]

The Subject Party:

By: _____________________________________________

Number of and Type of Restricted Securities:

MEDS Common Stock: ______________________________

MEDS Preferred Stock: ______________________________

MEDS Common Stock subject to options: ________________

MEDS Common Stock subject to warrants: _______________

Address for Notice:

_________________________________________________
_________________________________________________
Email: ___________________________________________